Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Macquarie Infrastructure Company LLC:

We consent to the use of our reports dated February 18, 2015, with respect to the consolidated financial statements of Macquarie Infrastructure Company LLC and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the headings “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas
May 20, 2015